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                                                                   EXHIBIT 10(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 4 to Registration Statement No. 333-91098 of Merrill Lynch Life Variable Annuity Separate Account D on Form N-4 of our reports on (i) Merrill Lynch Life Insurance Company dated March 1, 2004 (May 4, 2004 as to the effects of the accounting change for stock-based compensation described in Note 2 to the financial statements) (which express an unqualified opinion and which report on the financial statements includes an explanatory paragraph for the change in accounting method in 2004 for stock-based compensation to conform to SFAS No. 123, Accounting for Stock-Based Compensation, as amended by SFAS No. 148, Accounting for Stock-Based Compensation -- Transition and Disclosure, and for retroactively restating its 2003 and 2002 financial statements) for the three years ended December 31, 2003, and (ii) Merrill Lynch Life Variable Annuity Separate Account D dated March 5, 2004, as of December 31, 2003 and for the two years ended December 31, 2003, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in the Prospectus, which is a part of such Registration Statement.

/s/  DELOITTE & TOUCHE LLP

New York, New York
August 3, 2004